UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 __________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 28, 2014 (October 24, 2014)

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BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)
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Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)
(213) 225-5900
(Registrant’s telephone number, including area code)
 __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Contribution Agreement
On October 24, 2014, Breitburn Operating LP (“Breitburn Operating”), a wholly owned subsidiary of Breitburn Energy Partners LP (the “Partnership”), entered into a Contribution Agreement (the “Contribution Agreement”) with Antares Energy Company, a Delaware corporation (“Antares”).  Under the terms of the Contribution Agreement, Breitburn Operating agreed to acquire certain oil and gas properties located in the Midland Basin, Texas from Antares in exchange for $50,000,000 in cash and 4,300,000 common units representing limited partner interests in the Partnership (the “Common Units”), subject to customary purchase price adjustments (the “Antares Acquisition”).  The number of Common Units being issued as partial consideration for the Antares Acquisition will not be adjusted to account for changes in the unit price or for purchase price adjustments. The Contribution Agreement contains customary representations and warranties and covenants by each of the parties.  The Antares Acquisition closed on October 24, 2014.

The Partnership funded the cash portion of the consideration for the Antares Acquisition with borrowings under its bank credit facility. Currently, the total commitments from lenders under the Partnership’s bank credit facility are $1.4 billion, and as of October 27, 2014, there was approximately $570 million in debt outstanding under the bank credit facility. The Common Units to be issued as partial consideration for the Antares Acquisition will be issued in a private placement and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Common Units or any other securities of the Partnership.
The foregoing description of the rights and obligations of Breitburn Operating and Antares under the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.
Item 3.02  Unregistered Sales of Equity Securities.
The information set forth above under Item 1.01 is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On October 27, 2014, the Partnership issued a press release announcing the execution of an agreement to acquire principally oil and gas properties located in the Midland Basin, Texas from Antares.  A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01disclosure.
The information set forth in this Current Report on Form 8-K provided under Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1*	Contribution Agreement, dated October 24, 2014, by and between Breitburn Operating LP and Antares Energy Company.

99.1	Breitburn Energy Partners LP press release dated October 27, 2014.
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The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: October 28, 2014	By:	/s/James G. Jackson
James G. Jackson
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Document
10.1*	Contribution Agreement, dated October 24, 2014, by and between Breitburn Operating LP and Antares Energy Company.
99.1	Breitburn Energy Partners LP press release dated October 27, 2014.
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*
The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.